news release

GoDaddy Reports First Quarter 2023 Financial Results
GoDaddy Payments annualized gross payments volume crosses $1 billion in first year
Create + Grow annualized recurring revenue accelerates to 10% growth year-over-year

TEMPE, Ariz., May 4, 2023 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that helps entrepreneurs thrive, today reported financial results for the first quarter that ended March 31, 2023.

“At GoDaddy, we are eager to help small businesses thrive. The momentum we are driving in the business, particularly in Commerce, shows that we are delivering the products our customers want," said GoDaddy CEO Aman Bhutani. “We are encouraged by the optimism in the small business community and look forward to continuing to enable their success by providing them the essential tools to start and grow their businesses.”

"GoDaddy had a strong first quarter. We made progress towards returning to double-digit revenue growth and our Applications and Commerce segment exceeded our growth targets on strong attach to commerce from new and existing customers,” said GoDaddy CFO Mark McCaffrey. “We also continue to execute our three-year plan to expand our operating margins and deliver on our free cash flow per share targets."

Business Highlights
•Gross payments volume (GPV) from GoDaddy's commerce offerings continued its growth surpassing $1 billion of annualized GPV in the first quarter.
•Launched Apple's Tap-to-Pay capability in the GoDaddy app, lowering the barrier for millions of small businesses to start accepting in-person, contactless payments with only an iPhone in a seamless, low-friction sign-up experience.
•Applications and commerce revenue grew to $338 million, up 12% with annualized recurring revenue (ARR) from Create + Grow products up 10%.
•ARR for applications and commerce grew to $1.3 billion, up 9% year-over-year.
•ARR for core platform grew to $2.2 billion, up 1% year-over-year, in the first quarter.
•Gross merchandise volume (GMV) of $28 billion, up 18% year-over-year, in the first quarter.
•Implemented new features to Websites + Marketing offering including a bookings feature for multi-day events, Google and Apple Pay for full payment and deposit, and additional configurations for Pay Buttons using Pay Links from different businesses and store locations.
•Opened "List For Sale" functionality to registrar partners allowing their customers to list domain names within GoDaddy's aftermarket.
•Released the Small Business Generative Artificial Intelligence (AI) Prompt Library, a growing catalog of ready-made prompts, available via the GoDaddy Blog, for small businesses to have the tools to start benefiting from generative AI.
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•In April, CEO Aman Bhutani signed the CEO Action for Diversity & Inclusion pledge, joining a coalition of more than 2,400 CEOs across the U.S. who have committed to advancing diversity, equity and inclusion in the workplace.
•Announced in April GoDaddy's significant drives towards ESG goals by reducing emissions by 35% from a 2019 baseline, providing nearly 10,000 learning engagements for entrepreneurs, and achieving 86% participation in annual employee engagement survey.

Consolidated First Quarter Financial Highlights

	Three Months Ended March 31,
	2023	2022	Change	Constant Currency

	(in millions, except customers in thousands and ARPU in dollars)
GAAP Results:
Total Revenue	$1,036.0	$1,002.7	3.3%	4.7%
Applications & commerce revenue	$338.0	$303.1	11.5%
Core platform revenue	$698.0	$699.6	(0.2)%
International revenue	$340.6	$329.8	3.3%	7.3%
Net income(1)	$47.4	$68.6	(30.9)%
Net cash provided by operating activities	$270.3	$250.9	7.7%
Segment EBITDA - Applications & commerce	$132.4	$119.8	10.5%
Segment EBITDA - Core platform	$189.0	$178.4	5.9%
Non-GAAP Results:
Normalized EBITDA (NEBITDA)	$249.7	$225.9	10.5%
Unlevered free cash flow	$303.9	$286.8	6.0%
Free cash flow	$259.2	$258.7	0.2%
Operating Metrics:
Total bookings	$1,199.2	$1,156.3	3.7%	5.3%
Total customers at period end	20,997	20,859	0.7%
Average revenue per user (ARPU)	$197	$190	4.0%
ARR	$3,543.2	$3,407.2	4.0%
_______________________________
(1) Net income for the three months ended March 31, 2023 includes $52.3 million in restructuring and other charges.

Share Repurchases
Year-to-date through March 31, 2023, GoDaddy repurchased 1.6 million shares of its common stock for an aggregate purchase price of $113.9 million, with an average price per share of $73.39. Cumulatively, these repurchases represent an approximate 11% reduction in fully diluted shares from those outstanding since the inception of the current $3 billion buyback authorization.
Balance Sheet
As of March 31, 2023, total cash and cash equivalents were $892 million, total debt was $3.9 billion and net debt was $3.0 billion.
Restructuring
In February 2023, GoDaddy announced a restructuring plan to reduce future operating expenses and improve cash flows through a combination of a reduction in force and a commitment to sell certain assets. In the first quarter, GoDaddy recorded $50.4 million of pre-tax restructuring
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charges in its statements of operations related to the restructuring plan, which includes a $21.0 million charge in connection with the planned disposition of certain assets.
In connection with the restructuring, GoDaddy signed an agreement to sell two smaller European hosting brands within the Core Platform segment.
Business Outlook
For the second quarter ending June 30, 2023, GoDaddy is targeting total revenue in the range of $1.045 billion to $1.065 billion, representing year-over-year growth of 4% at the midpoint, versus the same period in 2022. For the full year ending December 31, 2023, GoDaddy is targeting total revenue in the range of $4.250 billion to $4.325 billion, representing year-over-year growth of 5% at the midpoint, versus the $4.09 billion of revenue generated for the full year ended December 31, 2022.
For the second quarter ending June 30, 2023, GoDaddy is targeting Normalized EBITDA margin of approximately 25%. For the full year ending December 31, 2023, GoDaddy expects Normalized EBITDA margin of approximately 26%.
For the full year ending December 31, 2023, GoDaddy expects unlevered free cash flow of approximately $1.2 billion, representing growth of 9%, year-over-year, versus $1.1 billion of unlevered free cash flow generated in 2022. GoDaddy expects free cash flow of approximately $1.0 billion, representing growth of 3%, year-over-year, versus the $968.6 million of free cash flow generated in 2022.
GoDaddy's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP equivalents because projections of changes in individual balance sheet amounts are not possible without unreasonable effort and presentation of such reconciliations would imply an inappropriate degree of precision. GoDaddy's reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Earnings Webcast
GoDaddy will host a webcast to discuss first quarter 2023 results at 5:00 p.m. Eastern Time on May 4, 2023. To participate in the webcast, please preregister online at https://investors.godaddy.net/investor-relations/overview/default.aspx. A live webcast of the event, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of pre-recorded remarks will be available on the Investor Relations website at the time of the webcast. Following the event, a recorded replay of the webcast will be available on the website.
GoDaddy uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
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Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this press release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partner integrations and marketing strategy; future financial results; GoDaddy’s ability to integrate its acquisitions and achieve desired synergies and vertical integration; the expected impact of our recently announced restructuring; the impact of the ongoing COVID-19 pandemic on our business, customers, employees and third-party partners; and assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; the Company’s dependence on payment card networks and acquiring processors; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; macroeconomic conditions and developments in the economy, financial markets and credit markets, including as a result of the ongoing COVID-19 pandemic, continued escalation of geopolitical tensions, and increasing interest rates and inflationary pressures; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2022, which is available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
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Non-GAAP Financial Measures and Other Operating and Business Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating and business metrics. We believe that these non-GAAP financial measures and other operating and business metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings is an operating metric representing the total value of customer contracts entered into during the period, excluding refunds. We believe total bookings provides additional insight into the performance of our business and the effectiveness of our marketing efforts since we typically collect payment at the inception of a customer contract but recognize revenue ratably over the term of the contract.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management and investors to evaluate our business. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs, restructuring-related expenses and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations but should not be viewed as a substitute for comparable GAAP measures.
Unlevered free cash flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Free cash flow. Free cash flow is defined as our unlevered free cash flow less interest payments for the period. We use free cash flow as a supplemental measure of our liquidity, including our ability to generate cash flow in excess of capital requirements and return cash to shareholders, though it should not be considered as an alternative to, or more meaningful than, comparable GAAP measures.
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Net debt. We define net debt as total debt less cash and cash equivalents. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Gross merchandise volume (GMV). GMV is a business metric calculated by annualizing the total quarterly dollar value of orders facilitated by our customers through our Commerce platform, including shipping and handling, and taxes, and is shown net of discounts, and returns (where visibility exists). While GMV is not indicative of our performance, we believe it is an indicator of the strengths of our products and platforms.
Gross payments volume (GPV). GPV is an operating metric calculated by annualizing the total quarterly dollar value of transactions processed through our payments platform. GPV is representative of the volume of transactions in which we record transaction revenue based on our payment processing rate.
Annualized recurring revenue (ARR). ARR is an operating metric defined as quarterly recurring revenue (QRR) multiplied by four. QRR represents the quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.
Average revenue per user (ARPU). We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Total customers. We define a customer as an individual or entity with paid transactions in the trailing twelve months or with paid subscriptions as of the end of the period. A single user may be counted as a customer more than once if they maintain paid subscriptions or transactions in multiple accounts. Total customers is one way we measure the scale of our business and is an important part of our ability to increase our revenue base.
About GoDaddy
GoDaddy helps millions of entrepreneurs globally start, grow, and scale their businesses. People come to GoDaddy to name their idea, build a professional website, attract customers, sell their products and services, and accept payments online and in-person. GoDaddy's easy-to-use tools help microbusiness owners manage everything in one place and its expert guides are available to provide assistance 24/7. To learn more about the company, visit www.GoDaddy.com.
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GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue:
Applications & commerce	$338.0	$303.1
Core platform	698.0	699.6
Total revenue	1,036.0	1,002.7
Costs and operating expenses(1)
Cost of revenue (excluding depreciation and amortization)	386.1	370.2
Technology and development	215.0	190.1
Marketing and advertising	92.4	116.3
Customer care	76.8	77.7
General and administrative	94.1	90.6
Restructuring and other	52.3	—
Depreciation and amortization	48.5	48.2
Total costs and operating expenses	965.2	893.1
Operating income	70.8	109.6
Interest expense	(45.8)	(33.6)
Other income (expense), net	22.6	(1.1)
Income before income taxes	47.6	74.9
Provision for income taxes	(0.2)	(6.3)
Net income	47.4	68.6
Less: net income attributable to non-controlling interests	0.1	0.2
Net income attributable to GoDaddy Inc.	$47.3	$68.4
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.31	$0.42
Diluted	$0.30	$0.41
Weighted-average shares of Class A common stock outstanding:
Basic	154,124	164,323
Diluted	156,644	166,811
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.4	$0.3
Technology and development	39.0	32.9
Marketing and advertising	6.6	7.0
Customer care	5.4	4.2
General and administrative	20.2	16.8
Restructuring and other	2.3	—
Total equity-based compensation expense	$73.9	$61.2
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GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$892.4	$774.0
Accounts and other receivables	68.7	60.1
Prepaid domain name registry fees	456.2	435.7
Prepaid expenses and other current assets	291.1	312.8
Assets held for sale	21.7	—
Total current assets	1,730.1	1,582.6
Property and equipment, net	216.0	225.6
Operating lease assets	75.1	84.1
Prepaid domain name registry fees, net of current portion	206.5	197.1
Goodwill	3,549.1	3,536.9
Intangible assets, net	1,203.4	1,252.2
Other assets	112.1	95.0
Total assets	$7,092.3	$6,973.5
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$140.0	$130.9
Accrued expenses and other current liabilities	383.9	356.7
Deferred revenue	2,043.2	1,954.0
Long-term debt	18.3	18.2
Liabilities held for sale	13.9	—
Total current liabilities	2,599.3	2,459.8
Deferred revenue, net of current portion	795.5	770.3
Long-term debt, net of current portion	3,809.6	3,812.9
Operating lease liabilities, net of current portion	109.9	116.5
Other long-term liabilities	86.9	87.1
Deferred tax liabilities	46.6	56.2
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,990.5	1,912.6
Accumulated deficit	(2,489.3)	(2,422.6)
Accumulated other comprehensive income	140.7	178.0
Total stockholders' deficit attributable to GoDaddy Inc.	(357.9)	(331.8)
Non-controlling interests	2.4	2.5
Total stockholders' deficit	(355.5)	(329.3)
Total liabilities and stockholders' deficit	$7,092.3	$6,973.5

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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net income	$47.4	$68.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48.5	48.2
Equity-based compensation expense	73.9	61.2
Non-cash restructuring charges	21.0	—
Other	(1.1)	17.6
Changes in operating assets and liabilities, net of amounts acquired:
Prepaid domain name registry fees	(29.5)	(19.8)
Deferred revenue	114.8	94.6
Other operating assets and liabilities	(4.7)	(19.5)
Net cash provided by operating activities	270.3	250.9
Investing activities
Purchases of property and equipment	(22.8)	(12.3)
Other investing activities	—	(0.2)
Net cash used in investing activities	(22.8)	(12.5)
Financing activities
Proceeds received from:
Stock option exercises	3.2	8.5
Payments made for:
Repurchases of Class A common stock	(119.7)	(750.1)
Repayment of term loans	(6.3)	(8.1)
Other financing obligations	(1.4)	(0.9)
Net cash used in financing activities	(124.2)	(750.6)
Cash and cash equivalents classified within assets held for sale	(5.2)	—
Effect of exchange rate changes on cash and cash equivalents	0.3	(0.8)
Net increase (decrease) in cash and cash equivalents	118.4	(513.0)
Cash and cash equivalents, beginning of period	774.0	1,255.7
Cash and cash equivalents, end of period	$892.4	$742.7

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Reconciliation of Non-GAAP Financial Measures
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2023	2022

	(in millions)
NEBITDA:
Net income	$47.4	$68.6
Depreciation and amortization	48.5	48.2
Equity-based compensation expense(1)	71.6	61.2
Interest expense, net	38.0	33.2
Acquisition-related expenses	5.0	7.7
Restructuring and other(2)	39.0	0.7
Provision for income taxes	0.2	6.3
NEBITDA	$249.7	$225.9
_______________________________
(1) Excludes $2.3 million in equity-based compensation expense associated with our restructuring plan, which is included within restructuring and other.
(2) In addition to the restructuring and other in our statements of operations, this includes lease-related expenses associated with closed facilities, charges related to certain legal matters and adjustments to the fair value of our equity investments.

March 31, 2023

(in millions)
Net Debt:
Current portion of long-term debt	$18.3
Long-term debt	3,809.6
Unamortized original issue discount and debt issuance costs	67.1
Total debt	3,895.0
Less: cash and cash equivalents	(892.4)
Net debt	$3,002.6

	Three Months Ended March 31,
	2023	2022

	(in millions)
Free Cash Flow and Unlevered Free Cash Flow:
Net cash provided by operating activities	$270.3	$250.9
Capital expenditures	(22.8)	(12.3)
Cash paid for acquisition-related costs	3.1	18.1
Cash paid for restructuring and other charges(1)	8.6	2.0
Free cash flow	$259.2	$258.7
Cash paid for interest on long-term debt	44.7	28.1
Unlevered free cash flow	$303.9	$286.8
_______________________________
(1) In addition to payments made pursuant to our February 2023 restructuring plan, cash paid for restructuring and other charges includes lease-related payments associated with closed facilities.
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Shares Outstanding
Shares of Class B common stock are not participating securities, and therefore do not have rights to share in our earnings. Total shares of common stock outstanding are as follows:

	March 31,
	2023	2022

	(in thousands)
Shares Outstanding:
Class A common stock	154,114	161,686
Class B common stock	307	312
Total common stock outstanding	154,421	161,998
Effect of dilutive securities(1)	2,211	2,175
Total shares outstanding	156,632	164,173
_______________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.
Constant Currency
The following table provides a reconciliation of constant currency:

March 31, 2023

(in millions)
Constant Currency:
Revenue	$1,036.0
Constant currency adjustment	13.8
Constant currency revenue	$1,049.8

Bookings	$1,199.2
Constant currency adjustment	18.9
Constant currency revenue	$1,218.1
CONTACTS:

Investors
Christie Masoner
investors@godaddy.com

Media
Kristy Nicholas
pr@godaddy.com

Source: GoDaddy Inc.

© 2023 GoDaddy Inc. All Rights Reserved.
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